EXHIBIT 99.1

FOR IMMEDIATE RELEASE	NEWS RELEASE
Contact: Robert M. Thornton, Jr. Chairman and CEO (770) 933-7000

SUNLINK ANNOUNCES COMPLETION OF HEALTHMONT MERGER

Atlanta, Georgia (October 6, 2003)—SunLink Health Systems, Inc. (AMEX: SSY) announced that it has completed the merger of one of its wholly-owned subsidiaries with HealthMont, Inc.

SunLink Health Systems, Inc. currently operates eight community hospitals and related businesses in the Southeast and Midwest. Each SunLink facility is the only hospital in its community. SunLink’s operating strategy is to link patients’ needs with dedicated physicians and health professionals to deliver quality, efficient medical care in each community it serves.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding the Company’s business strategy. These forward-looking statements are subject to certain risks, uncertainties and other factors, which could cause actual results, performance and achievements to differ materially from those anticipated. Certain of those risks, uncertainties and other factors are disclosed in more detail in the Company’s Annual Report on Form 10-K for the year ended June 30, 2003 and in its Form S-4 relating to the HealthMont merger dated August 11, 2003.